Exhibit 99.1

Teknova Reports Third Quarter 2022 Financial Results

Third quarter 2022 total revenue was $10.7 million, up 14% year-over-year

Company updates 2022 revenue outlook to $40-42 million

Cash position of $50 million supports path to profitability

HOLLISTER, Calif., November 9, 2022 – Alpha Teknova, Inc. (“Teknova” or the “Company”) (Nasdaq: TKNO), a leading provider of critical reagents for the discovery, research, development, and commercialization of drug therapies, novel vaccines, and molecular diagnostics, today announced financial results for the third quarter ended September 30, 2022.

“Teknova delivered a solid third quarter revenue performance, driven by robust Lab Essentials growth and healthy demand across our broad customer base,” said Stephen Gunstream, President and CEO of Teknova. “Most recently, we entered the qualification phase of our new state-of-the-art production facility and announced an Early Access Program for the first novel products to emerge from our R&D pipeline. We are balancing selective strategic investments with prudent management of our capital to position Teknova for accelerated growth and remain on our path to profitability.”

Corporate and Financial Updates

•
Achieved quarterly total revenue of $10.7 million, up 14% compared to $9.4 million in the third quarter 2021
•
Remained on track with capacity expansion of existing facilities and are nearing completion of the Company’s new, state-of-the-art manufacturing facility. Qualification activities are underway, and facility expected to be operational for production of research grade products by the end of 2022
•
Reported cash position of $49.9 million, supporting ongoing investment in future growth
•
Introduced an Early Access Program for two novel products in development and added WFI Quality Water to the Company’s product portfolio
•
Goodwill was fully impaired, resulting in a one-time, non-cash impairment charge of $16.6 million in the third quarter 2022

Revenue for the Third Quarter and Year-to-Date 2022

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Lab Essentials	$9,470	$7,195	$24,838	$20,440
Clinical Solutions	919	1,690	7,673	4,354
Sample Transport	—	73	6	1,035
Other	303	434	1,012	954
Total revenue	$10,692	$9,392	$33,529	$26,783

Third Quarter 2022 Financial Results

Total revenue for the third quarter 2022 was $10.7 million, up 14% compared to $9.4 million in the third quarter 2021.

Gross profit for the third quarter 2022 was $4.8 million, compared to $4.3 million in the third quarter 2021. Gross margin for the third quarter 2022 was 44.6% of revenue. This compares to gross margin of 45.4% in the third quarter 2021. The lower gross margin for the third quarter 2022 compared to the gross margin in the prior year primarily reflects additional headcount resulting in higher labor costs.

Operating expenses for the third quarter 2022 were $27.7 million compared to $8.2 million in the third quarter 2021. The increase was primarily related to a one-time, $16.6 million non-cash goodwill impairment charge in the quarter, coupled with additional headcount, stock-based compensation expense, and marketing costs.

Net loss for the third quarter 2022 was $22.5 million, or negative $0.80 per diluted share, compared to net loss of $3.3 million, or negative $0.12 per diluted share, for the third quarter 2021.

Cash used in operating activities for the third quarter 2022 was $8.3 million, compared to cash used in operating activities of $4.8 million for the third quarter 2021.

Adjusted EBITDA for the third quarter 2022 was negative $4.6 million, compared to negative $2.7 million for the third quarter 2021. Free Cash Flow was negative $14.9 million for the third quarter 2022, compared to negative $8.7 million for the third quarter 2021.

2022 Revenue Outlook

Teknova is updating its outlook for the fiscal year ending December 31, 2022, to total revenue of $40 million to $42 million, which assumes approximately 16% growth at the mid-point of guidance, excluding Sample Transport revenue earned in 2021. The Company expects an approximately 15% increase in Lab Essentials and at least a 25% increase in Clinical Solutions revenue to drive total revenue growth for the year. The Company does not anticipate any material revenue from Sample Transport in 2022.

Conference Call and Webcast

Teknova will host a webcast and conference call on Wednesday, November 9, 2022, beginning at 4:30 p.m. ET. Participants can access the live webcast on the Investor Relations section of the Teknova website and at this link: https://edge.media-server.com/mmc/p/rjjxxr67. To receive a PIN number for dial in, participants can register for the webcast via this link: https://register.vevent.com/register/BIc8c72fb8e9214c49b689933915e724ad. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Teknova

Teknova is expediting clinical breakthroughs in life sciences by providing custom products and reagents for drug therapies, novel vaccines, and molecular diagnostics. With a focus on agility and customization, Teknova delivers research-grade and GMP products, including cell culture media and supplements, protein and nucleic acid purification buffers, and molecular biology reagents for a multitude of established and emerging applications, including cell and gene therapy, mRNA therapeutics, genomics, and synthetic biology. Teknova's proprietary processes enable the manufacture and delivery of high-quality, custom, made-to-order products with short turnaround times and at scale across all stages of development, including commercialization.

Non-GAAP Financial Measures

This press release contains financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Teknova uses the following non-GAAP financial measures in assessing the performance of its business and the effectiveness of its business strategies: (a) Adjusted EBITDA and (b) Free Cash Flow.

Teknova defines Adjusted EBITDA as net loss adjusted for interest income (expense), net, benefit from income taxes, depreciation expense, amortization of intangible assets, and stock-based compensation expense. Adjusted EBITDA reflects further adjustments to eliminate the impact of certain items, including certain non-cash and other items that Teknova does not consider representative of its ongoing operating performance.

Teknova defines Free Cash Flow as cash used in operating activities less purchases of property, plant, and equipment.

Teknova presents Adjusted EBITDA and Free Cash Flow in this press release because Teknova believes that analysts, investors, and other interested parties frequently use these measures to evaluate companies in Teknova's industry and that such measures facilitate comparisons on a consistent basis across reporting periods. Teknova also believes such measures are helpful in highlighting trends in Teknova's operating results because they exclude items that are not indicative of Teknova's core operating performance. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by Teknova may be different from the non-GAAP financial measures used by other companies.

A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to Teknova’s anticipated total revenue, expected growth in Lab Essentials and Clinical Solutions, ongoing capacity expansion, new research and development products, prospects, including to achieve profitability, and long-term growth strategy. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond Teknova’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, demand for Teknova’s products (including the delay or pausing of customer orders); Teknova’s assessment of fundamental indicators of future demand across its target customer base; Teknova’s ability to expand its production capacity and commercial and R&D capabilities; Teknova’s cash flows and revenue growth rate; Teknova’s supply chain, sourcing, manufacturing and warehousing; inventory management; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic, including the impact of the pandemic on Teknova’s supply chain; reliance on a limited number of customers for a high percentage of Teknova’s revenue; potential acquisitions and integration of other companies and other factors discussed in the “Risk Factors” section of Teknova’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including in Teknova’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although Teknova believes that the expectations reflected in its forward-looking statements are reasonable, Teknova does not know whether its expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by Teknova on its website or otherwise. Teknova does not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts Media Contact

Matt Lowell Jenn Henry

Chief Financial Officer Senior Vice President, Marketing

matt.lowell@teknova.com jenn.henry@teknova.com

+1 831-637-1100 +1 831-313-1259

Sara Michelmore

MacDougall Advisors

smichelmore@macdougall.bio

+1 781-235-3060

ALPHA TEKNOVA, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$10,692	$9,392	$33,529	$26,783
Cost of sales	5,922	5,129	18,163	14,141
Gross profit	4,770	4,263	15,366	12,642
Operating expenses:
Research and development	1,925	1,372	5,867	2,922
Sales and marketing	2,397	885	6,592	2,494
General and administrative	6,502	5,607	20,856	13,606
Amortization of intangible assets	287	287	861	861
Goodwill impairment	16,613	—	16,613	—
Total operating expenses	27,724	8,151	50,789	19,883
Loss from operations	(22,954)	(3,888)	(35,423)	(7,241)
Other income (expenses), net
Interest income (expense), net	70	(255)	85	(553)
Other income (expense), net	36	—	36	(2)
Total other income (expenses), net	106	(255)	121	(555)
Loss before income taxes	(22,848)	(4,143)	(35,302)	(7,796)
Benefit from income taxes	(374)	(892)	(1,128)	(1,640)
Net loss	$(22,474)	$(3,251)	$(34,174)	$(6,156)
Net loss per share—basic and diluted	$(0.80)	$(0.12)	$(1.22)	$(0.51)
Weighted average shares used in computing net loss per share—basic and diluted	28,090,267	28,011,917	28,059,897	12,069,214

ALPHA TEKNOVA, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands)

	As of September 30,	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$49,855	$87,518
Accounts receivable, net	5,581	4,666
Contract assets	667	—
Inventories, net	10,323	5,394
Income taxes receivable	120	1,188
Prepaid expenses and other current assets	3,521	2,438
Total current assets	70,067	101,204
Property, plant and equipment, net	52,628	29,810
Operating right-of-use lease assets	18,558	—
Goodwill	—	16,613
Intangible assets, net	17,843	18,704
Other non-current assets	1,176	180
Total assets	$160,272	$166,511
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,485	$2,248
Accrued liabilities	6,590	5,495
Current portion of operating lease liabilities	2,253	—
Total current liabilities	12,328	7,743
Deferred tax liabilities	2,028	3,153
Other accrued liabilities	212	273
Long-term debt, net	16,878	11,870
Deferred rent	—	269
Long-term operating lease liabilities	16,830	—
Total liabilities	48,276	23,308
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	153,708	150,741
Accumulated deficit	(41,712)	(7,538)
Total stockholders’ equity	111,996	143,203
Total liabilities and stockholders’ equity	$160,272	$166,511

ALPHA TEKNOVA, INC.

Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Operating activities:
Net loss	$(22,474)	$(3,251)	$(34,174)	$(6,156)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	2	4	34	235
Inventory reserve	186	(23)	178	676
Depreciation and amortization	729	748	2,272	2,100
Stock-based compensation	968	442	2,689	927
Deferred taxes	(374)	(893)	(1,125)	(1,640)
Amortization of debt financing costs	60	43	159	89
Non-cash lease expense	75	11	256	60
Loss on disposal of property, plant and equipment	210	—	210	4
Goodwill impairment	16,613		16,613	—
Other	—	—	—	(10)
Changes in operating assets and liabilities:
Accounts receivable	227	(504)	(949)	(170)
Contract assets	(667)	—	(667)	—
Inventories	(2,600)	(500)	(5,107)	(1,497)
Income taxes receivable	(3)	447	1,068	226
Prepaid expenses and other current assets	(1,820)	(2,195)	(1,083)	(1,777)
Other non-current assets	(407)	2	(996)	(5)
Accounts payable	1,247	501	969	468
Accrued liabilities	(283)	348	343	553
Other	(21)	(17)	(61)	(70)
Cash used in operating activities	(8,332)	(4,837)	(19,371)	(5,987)
Investing activities:
Purchase of property, plant and equipment	(6,582)	(3,907)	(23,419)	(12,465)
Proceeds from loan to related party	—	—	—	529
Proceeds on sales of short-term marketable securities	—	—	—	1,132
Proceeds from maturities of short-term marketable securities	—	—	—	695
Cash used in investing activities	(6,582)	(3,907)	(23,419)	(10,109)
Financing activities:
Proceeds from long-term debt	—	1	5,135	11,890
Payment of debt issuance costs	—	—	(151)	(153)
Payment of exit fee costs	—	—	(135)	—
Payment of costs related to initial public offering	—	(1,266)	—	(3,615)
Proceeds from initial public offering, net of underwriters’ commissions and discounts	—	—	—	102,672
Proceeds from exercise of stock options	35	—	134	—
Proceeds from issuance of common stock under employee stock purchase plan	—	—	144	—
Cash provided by financing activities	35	(1,265)	5,127	110,794
Change in cash and cash equivalents	(14,879)	(10,009)	(37,663)	94,698
Cash and cash equivalents at beginning of period	64,734	108,022	87,518	3,315
Cash and cash equivalents at end of period	$49,855	$98,013	$49,855	$98,013

ALPHA TEKNOVA, INC.

Reconciliation of Non-GAAP Measures to the Most Comparable GAAP Measures

(Unaudited)

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss – as reported	$(22,474)	$(3,251)	$(34,174)	$(6,156)
Add back:
Interest income (expense), net	70	(255)	85	(553)
Benefit from income taxes	(374)	(892)	(1,128)	(1,640)
Depreciation expense	442	461	1,411	1,239
Amortization of intangible assets	287	287	861	861
EBITDA	$(22,189)	$(3,140)	$(33,115)	$(5,143)
Other and one-time expenses:
Stock-based compensation expense	968	442	2,689	927
Goodwill impairment charge	16,613	—	16,613	—
Adjusted EBITDA	$(4,608)	$(2,698)	$(13,813)	$(4,216)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Cash used in operating activities	$(8,332)	$(4,837)	$(19,371)	$(5,987)
Purchase of property, plant and equipment	(6,582)	(3,907)	(23,419)	(12,465)
Free Cash Flow	$(14,914)	$(8,744)	$(42,790)	$(18,452)